UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2018

CenturyLink, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	1-7784	72-0651161
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 CenturyLink Drive Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

(318) 388-9000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On August 8, 2018, CenturyLink, Inc. (“CenturyLink” or “we” or “our”) issued a press release announcing its operating results for the second quarter of 2018. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. More complete information about our operating results will be included in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, which we expect to file shortly with the U.S. Securities and Exchange Commission.

Item 7.01	Regulation FD Disclosure.

Contemporaneously with issuing the press release furnished hereunder, we publicly made available through our website additional materials concerning our recent operating results, including disaggregated revenue data. We have furnished herewith as Exhibit 99.2 an unaudited schedule reflecting such disaggregated revenue data.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in Exhibit 99.1 are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, and are subject to various uncertainties. Actual events and results may differ materially from those anticipated by us in those statements. Factors that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements are described in Exhibit 99.1. We may change our intentions or plans discussed in our forward-looking statements without notice at any time and for any reason.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release dated August 8, 2018, reporting CenturyLink’s second quarter of 2018 operating results

99.2	Unaudited Schedule of Disaggregated Revenues

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CenturyLink, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned officer hereunto duly authorized.

CenturyLink, Inc.

By:	/s/ Eric J. Mortensen
Eric J. Mortensen
Senior Vice President and Controller

Dated: August 8, 2018